EXHIBIT *(10.51)

                          PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT is entered into as of October 29, 1999 (as from time to time amended, modified, restated, supplemented and in effect, this "Agreement"), by IGI, INC., a Delaware corporation ("IGI"), IGEN, INC., a Delaware corporation ("Igen"), and IMMUNOGENETICS, INC., a Delaware corporation ("ImmunoGenetics") (IGI, Igen and ImmunoGenetics are collectively, the "Grantors"), in favor of AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation (the "Grantee").

                                    RECITALS

             A. As of even date herewith, the Grantors, together with Blood Cells, Inc., and the Grantee entered into a Note and Equity Purchase Agreement (the "Purchase Agreement"), pursuant to which the Grantee agreed to purchase (i) Series A Senior Secured Subordinated Notes in the aggregate principal amount of $6,650,000, (ii) Series B Senior Secured Subordinated Notes in the aggregate principal amount of $350,000 (collectively, the "Notes") and (iii) warrants to purchase 1,907,543 shares of Common Stock of IGI (the "Warrants").

             B. In order to induce the Grantee to purchase the Notes and the Warrants and in consideration therefor, each Grantor has agreed to grant to Grantee a perfected lien on and security interest in certain securities owned by such Grantor in order to secure (i) the due and punctual payment of (A) the principal and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (B) all other monetary obligations, including, but not limited to, fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding regardless of whether allowed or allowable in such proceeding), of the Grantors under the Purchase Agreement, the Notes, this Agreement or any of the other Transaction Documents or otherwise, and (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Grantors under or pursuant to the Purchase Agreement, the Notes, this Agreement, the Security Agreement or any of the other Transaction Documents (collectively, the "Obligations").

             C. It is a condition precedent to the purchase of the Notes and the Warrants that the Grantors execute and deliver this Agreement.

             NOW, THEREFORE, in consideration of the premises above and in order to induce Grantee to purchase the Notes and Warrants and to enter into the Purchase Agreement, each Grantor hereby agrees as follows:

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             1. Defined Terms. Capitalized terms used herein, but not defined, shall have the same meaning as ascribed to such terms in the Purchase Agreement.

             2. Creation of Lien and Security Interest. In order to secure the full and timely payment in full of the Obligations, each Grantor hereby pledges and grants, assigns and conveys unto Grantee a lien on and continuing security interest " (the "Security Interest") in and to, the hereinafter described "Collateral" effective as of the date hereof without the need to execute any further instruments, agreements or documents other than as specifically set forth herein. The Security Interest is subject to the rights of any other secured party having rights senior to the Grantee.

             3. Collateral. The Security Interest covers the following property (the "Collateral"): (i) all of the shares, equity securities, partnership, membership or other ownership interests owned by each respective Grantor in or with regard to the entities set forth on Exhibit A attached hereto and any other corporation, partnership, limited partnership, limited liability partnership, limited liability company or other legal entity, and any warrants or other rights to purchase such shares, equity securities, partnership, membership or other ownership interests, including, without limitation, any shares, equity securities, partnership, membership or other ownership interests owned by such Grantor (the "Equity Securities"); and (ii) and any and all "Rights" as hereinafter defined. For purposes of this Agreement, "Rights" means: (a) Equity Securities realized upon exercise of any warrants to purchase Equity Securities, bonus shares, debentures or other securities; (b) options or rights to take up shares, debentures or other securities; (c) dividends, distributions, or returns of capital or other moneys; and (d) other rights, moneys or securities of any nature (including, without limitation, rights, voting rights, moneys or securities arising from consolidation or subdivision of capital, redemption or conversion of shares, reduction of capital, liquidation or a similar plan or arrangement), all of which at any time (whether now or in the future) are attributable to or are arising from any Collateral.

             4. Continuing Security. This Agreement shall operate as a continuing security agreement between Grantee and each Grantor:

             (i) irrespective of any sum or sums that may be paid to the credit of any account of Grantors with Grantee;

             (ii) notwithstanding the appointment, retirement or removal, at any time, of a receiver for either of the Grantors;

             (iii) notwithstanding the exercise by Grantee or a receiver of any power conferred by this Agreement, the Purchase Agreement, by any document or instrument delivered pursuant thereto or by law;

             (iv) notwithstanding any settlement of account or any other matter or thing whatsoever,

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and shall remain in full force and effect and extend to cover all of the
Obligations until this Agreement terminates in accordance with Section 18 hereof.

             5. Certificates, Voting, etc. Upon execution and delivery of this Agreement, each Grantor shall deliver to Grantee or its designated agent certificates representing all of the Equity Securities with a transfer executed in blank. If at any time any issuer of Equity Securities shall issue any additional or substitute shares of stock or stock certificates, or any other instruments evidencing an interest in such entity or an obligation of such entity, the applicable Grantor shall promptly pledge, mortgage and deposit (or cause to be pledged, mortgaged or deposited) in favor of or with Grantee such additional certificates, instruments or documents as additional security for the Obligations, all of which additional security shall constitute Collateral (and shall be included within the definition of "Collateral" hereunder). Grantee or its designee shall hold the Collateral solely as security for the payment and performance of the Obligations.

             6. Right to Vote and Receive Distributions. Unless an Event of Default shall have occurred and is continuing (and in such case, all dividends and distributions described herein shall be Collateral), each Grantor shall have the right to (a) vote and exercise all rights accruing to the owner of the Collateral and (b) receive and to retain cash dividends and other cash distributions that are paid on account of the Collateral. If any such dividends or other distributions are paid to either Grantor following an Event of Default, such dividends or other distributions shall be held in trust by such Grantor for the benefit of the Grantee, and such Grantor shall immediately notify Grantee in writing, and shall, if Grantee so instructs, immediately pay over such dividends or other distributions to Grantee as Collateral.

             7. Restrictions on Transfer. Neither Grantor shall sell, convey, hypothecate or otherwise transfer the Collateral or any interest in the Collateral to any person or other entity during the term of this Agreement without the advance written consent of Grantee, which consent may be granted or withheld in Grantee's sole discretion.

             8. Representations and Warranties. Each Grantor hereby represents and warrants to Grantee as follows:

                  (a) The Grantor has good, valid and marketable title to the Collateral, free and clear of all liens, claims and other encumbrances (other than Permitted Liens), and has the requisite corporate power and authority and legal right to pledge the Collateral to Grantee as provided herein.

                      (b) The pledge, assignment and delivery of the Collateral pursuant to Section 2 of this Agreement will create a valid perfected lien on and a valid perfected security interest in the Collateral in favor of Grantee under the Uniform Commercial Code of the State of Maryland as in effect from time to time and the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction (such codes, together with any other successor or applicable adoption of the Uniform

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Commercial Code in any applicable jurisdiction, the "UCC"), subject to no prior lien (whether consensual, nonconsensual, statutory or otherwise) and to no agreement purporting to grant any third party any security interest or other interest in any of the Collateral, except Permitted Liens. No additional actions by any entity are necessary to create or perfect the Security Interest.

             9. Events of Default. The following shall constitute "Events of Default" hereunder:

                  (a) The occurrence of an "Event of Default" under the Purchase Agreement; or

                  (b) breach by either Grantor of, or failure by either Grantor to perform any of its obligations hereunder, which breach or failure to perform shall not have been cured within fifteen (15) days after the earlier to occur of
(i) receipt of written notice thereof from Grantee or (ii) actual knowledge of the breach by either Grantor.

             10. Remedies Upon Default. Upon the occurrence and during the continuation of an Event of Default, after any applicable cure period, and at any time thereafter, Grantee may (but shall not be required to) take any or all of the following actions simultaneously or in any order which it may choose:

                  (a) exercise any remedies with respect to the Collateral (or any of it), including sale of the Collateral, as may be provided by applicable law then in effect, or as may be available in equity;

                  (b) exercise any remedies with respect to the Collateral available to a secured party under the UCC, regardless of whether or not the UCC actually applies;

                  (c) vote or otherwise exercise any rights accruing to the owner of the Collateral without notice to or consent of the Grantors;

                  (d) commence and prosecute an action, at law or in equity, in any court of competent jurisdiction, seeking money damages, injunctive or declaratory relief or any other relief available under applicable law, and take all such actions as may be necessary or desirable to enforce any order or judgment entered in connection with such action;

                  (e) hold as additional Collateral for the Obligations or apply in accordance with Section 14 hereof any and all dividends and distributions on account of the Collateral; and/or

                  (f) exercise any other remedies afforded to Grantee pursuant to the terms of this Agreement.

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             All of Grantee's rights and remedies hereunder, under the Purchase
Agreement and under any and all other instruments and documents executed in connection herewith and therewith, shall be cumulative and not exclusive, and shall be enforceable alternatively, successively or concurrently as Grantee may, in its sole discretion, deem expedient. Grantee shall have no obligation to preserve rights in the Collateral or marshal any of the Collateral for the benefit of any person or entity. The Obligations are recourse obligations. Accordingly, the exercise of Grantee's remedies hereunder, or any of them, including, without limitation, foreclosure on the Collateral, shall not result in a satisfaction or discharge of the Obligations or otherwise limit Grantee's ability to exercise its other remedies hereunder.

             11. Additional Rights of Grantee With Respect to Certain Collateral. Upon the occurrence of and during the continuation of any Event of
Default:

                  (a) Grantee, in its discretion, and without notice to either Grantor, may take any one or more of the following actions without liability except to account for property actually received by it: (i) transfer to or register in its name or the name of its nominee any stock certificates or any other evidence of the Collateral, with or without indication of the security interest herein created, and whether or not so transferred or registered, receive the income, dividends and other distributions thereon and hold them as additional Collateral or apply them to the Obligations in any order of priority;
(ii) exercise or cause to be exercised all voting and corporate powers with respect to any of the Collateral, including (1) all rights to call or require shareholders meetings and to remove or elect directors, and (2) all rights of proxy appointments, conversion, exchange, subscription or any other rights, privileges or options pertaining to such Collateral, as if the absolute owner thereof; (iii) exchange any of the Collateral for other property upon a reorganization, recapitalization, reclassification or other readjustment and, in connection therewith, deposit any of the Collateral with any depository upon such terms as Grantee may determine; and (iv) in its name or in the name of either Grantor, as applicable, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, and Grantee further shall have the right during any time to sign and endorse the name of either Grantor, as applicable, upon any such stock certificate, stock power, check, draft, money order, or any other documents of title or evidence of payment with respect to the Collateral, in the name of such Grantor, it being the intention of such Grantor to grant to Grantee the right to sell any portion or all of the Collateral and the proceeds therefrom, upon the occurrence of an Event of Default hereunder.

                  (b) If Grantee in good faith believes that the Securities Act of 1933, as amended from time to time (the "Act"), or any other state or federal law prohibits or restricts the customary manner of sale or distribution of any of the Collateral, Grantee may sell such Collateral privately or in any other manner deemed advisable by Grantee at such price or prices as Grantee determines in its sole discretion. The Grantors recognize that such prohibition or restriction may cause the Collateral to have less value than it otherwise would have and that, consequently, such sale or disposition by Grantee may result in a lower sales price than if the sale were otherwise held. Grantee may sell the

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Collateral in Bethesda, Maryland or elsewhere, in one or more sales or parcels, for cash, credit or future delivery, and with or without the use of a stockbroker, as Grantee may deem advisable. Grantee may be the purchaser of any or all of the Collateral. In the event that Grantee elects to sell all or any part of the Collateral in a public sale, each Grantor shall use its best efforts to register and qualify such of the Collateral which is securities, or the applicable part thereof, under the Act and all state securities laws, and all expenses thereof shall be payable by Grantors, including, but not limited to, all costs of registration or qualification of any Collateral under the Act and any state securities laws, and the sale of such Collateral, including but not limited to, brokers' or underwriters' commissions, fees or discounts, accounting and legal fees and disbursements, and expenses of transfer and sale, all in accordance with the provisions of the UCC.

             12. Grantee Appointed Attorney-in-Fact. Effective upon the occurrence of and during the continuation of an Event of Default, each Grantor hereby irrevocably appoints Grantee as its attorney-in-fact, with full authority in each such Grantor's place and stead and in the name of such Grantor, Grantee or otherwise, from time to time in Grantee's discretion, to take any action and to execute any instrument that Grantee may deem necessary or advisable to accomplish the purposes of this Agreement including, without limitation:

                  (a) to ask, demand, collect, sue for, recover, compound, receive and give receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper; and

                  (c) to file any claims, take any action or institute any proceedings which Grantee may deem necessary or desirable for the collection of any of the Collateral (including any proceeds thereof) or otherwise to enforce the rights of such Grantor and/or Grantee with respect to any of the Collateral.

             Each Grantor shall execute appropriate certificates and instruments, all in blank, as appropriate, as Grantee may request to evidence such powers of attorney. The powers of attorney granted herein shall be coupled with an interest and shall be irrevocable.

             13. Expenses. The Grantors shall pay, when due, any and all reasonable fees, taxes or (other than taxes based on the income of Grantee) other charges imposed in connection with the Security Interests including, without limitation, any fees imposed in connection with recordation of instruments necessary or desirable in order to reflect, effectuate or release the Security Interests.

             14. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds from any sale or other disposition of, or

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other realization upon, all or any part of the Collateral shall be applied by
Grantee in the form, order and manner provided in the Security Agreement dated of even date herewith between the Company and the Grantee.

             15. Release and Indemnity. Each Grantor hereby releases, indemnifies and holds harmless Grantee and its agents, successors and assigns for any claims, actions, causes of action, demands, liabilities, debts or suits arising out of or in any way related to Grantee's possession, disposition, collection, control or use of the Collateral; provided, however, that this release and indemnity shall not extend to any actions taken by Grantee which (a) contravene the express terms of this Agreement, or (b) constitute gross negligence or willful misconduct.

             16. Notices. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing and mailed via certified mail, sent by Federal Express or other similar express delivery service for next day delivery, faxed (with a confirming copy sent by such a express delivery service for next day delivery) or hand delivered to the respective parties, as follows:

             If to the Grantee:

                    American Capital Strategies, Ltd.
                    2 Bethesda Metro Center, 14th Floor
                    Bethesda, Maryland  20814
                    Attn:  Chairman
                    Facsimile:  301-654-6714

             With a copy (which shall not constitute notice for purposes of this Agreement) to:

                      Arnold & Porter
                      555 12th Street, N.W.
                      Washington, D.C. 20004
                      Attention:  Samuel A. Flax, Esq.
                      Facsimile No:  202-942-5999

             If to Grantors:

                    c/o GI, Inc.
                    Wheat Road and Lincoln Avenue
                    Buena, New Jersey 08310
                    Attn:  Chairman
                    Facsimile: 609-697-2259

             With a copy (which shall not constitute notice for purposes of this Agreement) to:

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                    Hale and Dorr LLP
                    60 State Street
                    Boston, Massachusetts 02109
                    Attention:    C. Hall Swaim, Esq.
                                  Paul P. Brountas, Esq.
                    Facsimile:  617-526-5000

or in accordance with any subsequent written direction delivered in accordance with this section from the recipient party to the sending party. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by hand; in the case of certified mail, three Business Days after the date sent; in the case of any fax, when received; or in the case of express delivery service, the day after delivery of the notice to such service with charges prepaid.

             17. Assignability and Parties in Interest. This Agreement shall not be assignable by either Grantor without the written consent of Grantee. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

             18. Termination. This Agreement shall terminate and the Security Interest shall be released upon the earliest to occur of (i) the payment and satisfaction in full of the Obligations; or (ii) the mutual agreement of the Grantors and Grantee.

             19. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Maryland, without regard to its conflict of laws principles. All judicial actions, suits or proceedings brought against the Grantors with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any transaction contemplated hereby or for recognition or enforcement of any judgment rendered in any such proceedings may be brought in a state or federal court of competent jurisdiction in the State of Maryland. By execution and delivery of this Agreement, the Grantors accept, generally and unconditionally, the jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement or any transaction contemplated hereby from which no appeal has been taken or is available. The Grantors irrevocably agree that all process in any proceeding or any court arising out of or in connection with this Agreement may be effected by mailing a copy thereof by registered or certified mail or any substantially similar form of mail, postage prepaid, to the Grantors at the addresses referred to in Section 16 or such other address of which Grantee shall have been notified pursuant to said paragraph. Such service shall be effective five (5) days after such mailing. The Grantors hereby acknowledge that such service will be effective and binding service in every respect. The Grantors shall not assert that such service did not constitute effective and binding service within the meaning of any applicable state or federal law, rule, regulation or the like. The Grantors hereby irrevocably waive any objections, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it now or hereafter may have to the bringing of any such action or

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proceeding in any such jurisdiction. The Grantors acknowledge that final judgment against it in any action, suit or proceeding referred to in this paragraph shall be conclusive and may be enforced in any other jurisdiction, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of each Grantor's indebtedness hereunder.

             20. Complete Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and, except as provided herein, supersede all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings.

             21. Amendments and Waivers.

                  (a) This Agreement may be amended only by a writing signed by the Grantors and Grantee.

                  (b) No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right hereunder or operate to constrain the rights of any other parties hereunder. No waiver of any one right shall operate as a waiver of any subsequent right.

             22. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

             23. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any material respect, such provision shall be replaced with a provision which is as close as possible in effect to such invalid, illegal or unenforceable provision, and still be valid, legal and enforceable, and the validity, legality and enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby, unless the parties otherwise so provide.

             24. Further Assurances. The Grantors agree, from time to time, at their expense, to execute and deliver promptly all further instruments and documents as Grantee may reasonably require in order to perfect, confirm and ratify the Security Interest, including, without limitation, the execution and delivery of such financing statements or continuation statements, and amendments thereto, as may be necessary or desirable, or as Grantee may request in order to perfect and preserve the Security Interest. The Grantors hereby authorize Grantee or its agent to file such financing statements and/or such continuation statements and amendments thereto relating to all or any part of the Collateral without its signature, where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the collateral granted hereby or any part thereof shall be sufficient as a financing statement where permitted by law.


                                ~~ END OF PAGE ~~
                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

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                                SIGNATURE PAGE TO

                                PLEDGE AGREEMENT

             IN WITNESS WHEREOF, the Grantor has caused this Agreement to be executed as of the date first above written.

                             IGI, INC.



                             By: /s/ PAUL WOITACH
                                ------------------------------------------------
                                      Name:    Paul Woitach
                                      Title:   President


                             IGEN, INC.



                             By: /s/ PAUL WOITACH
                                ------------------------------------------------
                                      Name:    Paul Woitach
                                      Title:   President


                             IMMUNOGENETICS, INC.



                             By: /s/ PAUL WOITACH
                                ------------------------------------------------
                                      Name:    Paul Woitach
                                      Title:   President

                                       10
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                                    EXHIBIT A

                                            Number of Shares
Name of Company                               Owned by IGI                    Type of Stock
---------------                               ------------                    -------------
IMX Corporation                                 271,714                          Common
Igen, Inc.                                          100                          Common
Microburst Energy, Inc.                           2,850                          Common
Indovax                                  20% of the out-                         Common
                                         standing shares of
                                         Common Stock

                                            Number of Shares
Name of Company                               Owned by Igen                   Type of Stock
---------------                               -------------                   -------------
ImmunoGenetics, Inc.                                 100                         Common
Blood Cells, Inc.                                100,000                         Common
Marketing Aspects, Inc.                               0*
Vista International Sales Co.                         0*
Flavorsome, Ltd.                                      0*

                                                Number of Shares
Name of Company                             Owned by ImmunoGenetics           Type of Stock
---------------                             -----------------------           -------------
IGI do Brasil                                          99                        Common


*IGEN, Inc. organized Marketing Aspects, Inc., Vista International Sales Co., and Flavorsome, Ltd., but never issued any stock and such subsidiaries are not operating and have no material assets.

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